Exhibit 10.1

Amendment No. 1 to Employment Agreement

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT (this “Amendment”) dated as of January 25, 2018 (the “Amendment Date”) by and between Gyrodyne, LLC, a New York limited liability company (the “Company”) and Peter Pitsiokos, an individual (the “Employee”).

WHEREAS, the Employee and Gyrodyne Company of America, Inc., a New York corporation (the “Corporation”), entered into an employment agreement effective as of May 15, 2014 (as amended from time to time, the “Agreement”); and

WHEREAS, as a result of the merger of the Corporation and Gyrodyne Special Distribution, LLC with and into the Company, the Company succeeded to and assumed all the rights and obligations of the Corporation; and

WHEREAS, Section 2 of the Agreement provides that the Employee will generally provide the services under the Agreement from the Fairfax Medical Center in Fairfax, Virginia, which was then owned by the Company; and

WHEREAS, the Company sold the Fairfax Medical Center in May, 2016; and

WHEREAS, the Company and the Employee wish to supplement and amend the Employment Agreement upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.     Effective Date.  This Amendment shall be effective as of the Amendment Date.

2.     Definitions. For purposes of this Amendment, any capitalized term not otherwise defined herein shall have the meaning set forth in the Agreement.

3.     Amendments.

a.     Section 2 of the Agreement is hereby amended by restating the fourth and seventh sentences, respectively, of the first paragraph thereof, so that as restated, such sentences shall read as follows:

“With regard to your property management duties, you will continue to be responsible for the management of the Company’s Flowerfield, Port Jefferson, and Cortlandt Manor properties, which shall be managed directly by you or indirectly through your supervision, oversight and coordination of the activities of the Company’s property managers. In the interest of clarity, in any particular instance where the Company does not have a property manager managing a property, you shall assume the responsibilities that would otherwise be performed by such property manager.”

“You shall be permitted to perform the services required by you hereunder primarily from your home office in Virginia; provided, however, that you shall be required to travel to the Company’s Flowerfield and/or Cortlandt Manor locations at least twice per month (the “Minimum Trips”) for a minimum of two days per trip (excluding travel), with each trip to be pre-authorized in writing by the Company’s Chief Executive Officer, and with the number of such trips in excess of the Minimum Trips and the number of days per trip to be determined by the Company’s Chief Executive Officer as necessary to fulfill your responsibilities relating to the Company’s efforts to secure entitlements for its Flowerfield and Cortlandt Manor properties or for the effective management, marketing and sale of the Company’s remaining properties or as otherwise determined by the Company’s Chief Executive Officer in his sole discretion.”

b.     Section 3(e) of the Agreement is hereby amended and restated to read in its entirety as follows:

e.     “Expense Reimbursement. Gyrodyne shall reimburse you for reasonable and customary expenses that you incur in the performance of services under this Agreement, including without limitation travel from your home office to New York and internet connectivity and incidental office supplies for your home office, but subject, however, to the following conditions: (i) general compliance with the Company’s Expense Reimbursement Policy, a copy of which is attached hereto as Exhibit A, with any conflict resolved in favor of this Agreement, (ii) submission of appropriate documentation and/or receipts satisfactory to the Company, (iii) pre-authorization in writing by the Company’s Chief Executive Officer of any travel expense (whether to or from New York or otherwise) and the purchase of any office equipment (e.g., laptop, printer, phones, etc.), (iv) no reimbursement for rental of any office space, and (v) no reimbursement for lodging except as specifically pre-authorized in writing by the Company’s Chief Executive Officer.”

4.     Entire Agreement; Ratification. This Amendment supersedes all previous agreements, and constitutes the entire agreement of whatsoever kind or nature existing between the parties, relating to the subject matter within. As between the parties, no oral statement or prior written material not specifically incorporated herein shall be of any force and effect. Except as specifically amended herein, the Agreement is to remain in full force and effect, and, as amended by this Amendment, is hereby ratified and confirmed in all respects.

5.     Amendments. No further changes in or additions to the Agreement shall be recognized unless and until made in writing and signed by both the Company and the employee.

6.     Captions Not Controlling. The divisions of this Amendment into sections and the use of captions and headings in connection therewith are solely for convenience and shall have no legal effect in construing the provisions of this Amendment.

7.     Governing Law. This Amendment shall be construed and enforced in accordance with the laws of the State of New York, without giving effect to any choice or conflict of law provision or rule thereof.

8.     Successors and Assigns. The parties hereto agree that the covenants and agreements herein contained shall be binding on and shall inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns.

9.     This Amendment may be executed in counterparts, each of which will be deemed to be an original copy of this Amendment and both of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Amendment and of signature pages by facsimile or other electronic transmission shall constitute effective execution and delivery of this Amendment as to the parties and may be used in lieu of the original Amendment for all purposes.

[signatures appear on next page]

IN WITNESS WHEREOF, this Amendment has been executed by the parties as of the date and year first above written.

/s/ Peter Pitsiokos Peter Pitsiokos GYRODYNE, LLC By: /s/ Gary Fitlin Gary Fitlin President and Chief Executive Officer

Exhibit A

Expense Reimbursement Policy

SOP # Revision:	Prepared by:
Effective Date:	Approved by:

Title:	GYRODYNE, LLC TRAVEL AND ENTERTAINMENT

Policy:

Travel and entertainment expenses are to be within established Company guidelines and will be reimbursed with proper documentation. Employees are expected to spend the Company’s money as carefully and judiciously as they would their own.

The Company recognizes that employees who travel far from home to represent the Company's business interests must forego their living accommodations and may forfeit personal time. Accordingly, the Company will make efforts to provide comfortable and secure accommodations for lodging, meals and travel for employees. However, these items are not intended to be perquisites and the Company reserves the right to deny reimbursement of expenses that are considered lavish or extravagant.

Purpose:	To provide guidelines for travel and entertainment expenses before expenses are incurred, account for all advances promptly and accurately and to communicate the procedures for reimbursement.

Scope:	This procedure applies to all departments and individuals who travel or entertain for the Company.

Responsibilities:

The Accounting Department will receive and review the expense report documentation and process necessary employee reimbursement.

Procedure:

1.0	TRAVEL ARRANGEMENTS

1.1

All arrangements required for business travel should be made at least 15 days in advance, unless an emergency trip is required, to achieve the lower rates on airline, hotel and car rentals versus last minute premium rates.

1.2

Direct Billings - Direct billings include the utilization of a credit card that is billable to the Company. Direct billings should be restricted to charges for product or services directly connected to the Companies operations which include among other items the following:

●	Purchase of fixtures or other improvements for the Companies real estate.

●	Purchase of services in support of the Companies real estate or operation.

●	Purchase of office equipment with prior approval only.

Direct billings from airlines, hotels, restaurants, etc. that meet the Travel and Entertainment guidelines within this policy document are permitted to be charged to the Corporate credit card.

2.0	EXPENSE GUIDELINES

2.1	Air Travel – Airline reservations should be based on the following criteria:

●	Expediency: Getting the employee to their destination in an expedient way. (Direct flights when possible or connecting flights if necessary for faster flight schedules).

●	Cost: Employees will fly coach class unless extenuating circumstances apply. Fees for mileage boosters will not be reimbursed unless part of a pre-board seat assignment fee.

●	Air Carrier: An employee's preferred airline can be utilized as long as expediency and cost factors are equal.

If an employee is accompanied by a non-employee such as family or a friend, and therefore requires additional airfare, the employee will be responsible for payment of any separate airfare, except where a spouse or friend is reasonably expected to attend an event or function for business reasons.

2.2	Lodging - The lodging arrangements should be based on value, convenience for the traveler and according to what are usual and customary Company guidelines.

If an employee is accompanied by a non-employee such as family or a friend, and therefore requires separate accommodations, the employee will be responsible for payment of any excess lodging accommodations.

2.3	Meals - Employees will generally be responsible for obtaining their own meals while traveling. Meals do not include entertaining guests, which should be itemized as entertainment expenses.

Meals and miscellaneous sundry items will be reimbursed according to the lesser of actual expenses or $57 (There is no per diem allowance. Receipts must be submitted) (maximum IRS rate or $68 in 2017 if staying in a high cost IRS defined locality (i.e., NYC but not Long Island or Westchester) per day.

Occasionally, an employee may be traveling to a location with a higher than normal cost of living (ie NYC but not Long Island or Westchester). For these locations, including any approved foreign travel, an employee can request an increase in the daily per diem rate to $68 (the maximum rate IRS defined rate for 2017), but should have it substantiated and authorized prior to departure.

2.4

Car Rentals - Advance arrangements should be made if a car is required at the destination. Vehicle selection will be based upon the most cost-effective class that satisfies requirements for the employee(s) and any demonstration/other equipment.

Supplemental auto insurance coverage offered by car rental agencies is to be declined as Liability and Collision coverage is provided by the Company's insurance policy.

2.5

Personal Vehicles - An employee required to use their own automobile for business will be reimbursed at the prevailing rate per tax guidelines for per-mile deductions ($.535 per mile in 2017). The employee must provide on the expense report, documentation including dates, miles traveled and purpose of each trip.

The Company assumes no responsibility for personal automobiles used for business. Further, any parking or speeding violation is the sole responsibility of the employee. Please also refer to the Company Policy precluding use of cell phones or other devices if driving on Company business.

2.6	Telephone - Business-related telephone charges on an itemized lodging receipt and/or telephone charge card should be itemized under telephone expense.

If an employee is out-of-town on business for several days, the employee may make personal telephone calls home, as long as the charges and length of call are reasonable.

Use of Company provided cell phones is encouraged to avoid unnecessary charges.

2.7

Entertainment - In order for entertainment to be a valid deductible entertainment expenses it must be an ordinary and necessary expense directly related or associated with the active conduct of business. For tax purposes, it is very important to properly document entertainment expenses and substantiate the following elements:

●	The date.
●	The place (name and location).
●	Description or type of entertainment.
●

The business purpose and the nature of the business benefit expected to be gained by the Company. Expenses in excess of $75 per person should be further substantiated with a memorandum summarizing the discussion unless at least two officers and or a director are present.

●	The business relationship to the Company of the persons entertained (name, occupation, title, etc.).

2.8

Miscellaneous Expenses - Any additional business expenses that are not categorized above should be listed under miscellaneous expenses and documented with all pertinent information to substantiate the expense.

2.9	Non-Reimbursable Expenses - Some expenses are not considered valid business expenses by the Company, yet may be incurred for the convenience of the traveling individual. Since these are not expenses for the business then they are not reimbursable. The following Examples can be used as a guide of expenses, which are not reimbursable:

●	Airline or travel insurance.

●	Airline or travel lounge clubs.

●	Shoe shine or dry-cleaning (except for extended travel beyond 5 days).

●	Movies or personal entertainment.

●	Books, magazines or newspapers other than professional publications.

●	Theft or loss of personal property.

●	Doctor bills, prescriptions, or other medical services.

●	Parking tickets, traffic tickets or car towing if illegally parked.

●	Health club memberships.

●	Baby sitter or pet care fees.

●	Barbers and hairdressers.

3.0	EXPENSE REPORT PREPARATION AND REIMBURSEMENT

3.1

All business travel and entertainment expenditures incurred by employees of the Company are reimbursed through the use of the TRAVEL AND MISCELLANEOUS EXPENSE REPORT Form. Expense Reports should be completed and turned in within 2 weeks of return or incurrence of expenses but no later than 2 weeks after month end.

Expense Report Forms must be filled out and totaled completely. Use the appropriate headings and total on a daily basis. Required receipts for items charged must be attached to the Report. Any questions regarding completion of the Report should be directed to the employee's supervisor or the Accounting Department.

3.2	Upon completion, the Expense Report along with all attachments should be turned into the employee's supervisor for approval. After approval, the Expense Report is submitted to the Accounting Department for processing and reimbursement. In order to expedite reimbursement, the employee should ensure that the Report is completed properly, required documentation is attached, proper authorization is obtained, and any unusual items properly explained and documented.

The Company credit card may be suspended for any individuals with more than 2 months of incomplete expense reports.

Authorized expense reports that address expenses not charged on the Company credit card will be reimbursed by a Company check, normally within 2 or 3 weeks after receipt by the Accounting Department.

4.0	ADDITIONAL INFORMATION RESOURCES

More information is available from the following resources:

●	VISA Corporate Card Best Practices http://www.visa.com/pd/comm/us/corp/best_practices.html

●	American Express Corporate Services http://www47.americanexpress.com/corporateservices/

●	MasterCard Business Programs http://www.mastercardbusiness.com/mcbiz/smallbusiness/index.jsp

Revision History:

Revision	Date	Description of changes	Requested By
	6/30/17	Initial Release	Gary Fitlin